Exhibit 99.1

Climb Global Solutions Reports First Quarter 2024 Results

Q1 2024 Net Sales Up 9% YoY to $92.4 Million, with Adjusted Gross Billings 16% to $355.3 Million

EATONTOWN, N.J., May 1, 2024 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the first quarter ended March 31, 2024.

First Quarter 2024 Summary vs. Same Year-Ago Quarter

●Net sales increased 9% to $92.4 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 16% to $355.3 million.
●Net income was $2.7 million or $0.60 per diluted share compared to $3.3 million or $0.74 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) was $5.5 million compared to $5.7 million.

Management Commentary

“We made progress on our core initiatives in the first quarter as we generated double-digit organic growth in North America, benefited from the addition of DataSolutions in EMEA, and strengthened our line card by deepening existing partnerships and signing marquee vendors in both regions,” said CEO Dale Foster. “However, during the quarter we experienced softer volumes across select key vendors, primarily related to the timing of their respective sales cycles. This includes a key vendor from our acquisition of DataSolutions in October 2023. Although this adversely affected our bottom line in Q1, we expect to return to growth with these vendors in the back half of the year.

“We have a solid foundation in place to continue driving organic growth with current vendors while adding new, cutting-edge technologies to our line card. We expect to uncover additional cost synergies and cross-selling opportunities as we further integrate DataSolutions into our operating platform. Our ERP implementation is on track to go live this summer, which will enable us to drive operating efficiencies throughout our global operations. We plan to remain active with M&A as we evaluate accretive targets that can enhance our offerings, as well as expand our presence in both North America and overseas. We believe these initiatives will enable us to grow adjusted EBITDA at a rate that exceeds our increase in adjusted gross billings.”

Dividend

Subsequent to quarter end, on April 29, 2024, Climb’s Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable on May 17, 2024, to shareholders of record on May 13, 2024.

First Quarter 2024 Financial Results

Net sales in the first quarter of 2024 increased 9% to $92.4 million compared to $85.0 million for the same period in 2023. This reflects organic growth from new and existing vendors, as well as contribution from the Company’s acquisition of DataSolutions Holdings Limited (“DataSolutions”) in October 2023. In addition, adjusted gross billings in the first quarter of 2024 increased 16% to $355.3 million compared to $306.7 million in the year-ago period.

Gross profit in the first quarter of 2024 increased 12% to $17.0 million compared to $15.2 million for the same period in 2023. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from DataSolutions.

Selling, general, and administrative (“SG&A”) expenses in the first quarter of 2024 were $12.5 million compared to $10.2 million in the year-ago period. DataSolutions represented $1.1M of the increase. SG&A as a percentage of adjusted gross billings was 3.5% for the first quarter of 2024 compared to 3.3% in the year-ago period.

Net income in the first quarter of 2024 was $2.7 million or $0.60 per diluted share, compared to $3.3 million or $0.74 per diluted share for the same period in 2023. The Company’s earnings per diluted share in the first quarter of 2024 was negatively impacted by $0.01 in FX and $0.04 in acquisition fees.

Adjusted EBITDA in the first quarter of 2024 was $5.5 million compared to $5.7 million for the same period in 2023. The decrease was primarily driven by increased SG&A expenses related to DataSolutions and key vendor sales cycles. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 32.5% compared to 37.4% for the same period in 2023.

On March 31, 2024, cash and cash equivalents were $43.6 million compared to $36.3 million on December 31, 2023, while working capital remained flat during this period. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had $1.2 million of outstanding debt on March 31, 2024, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, May 2, 2024, at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2024.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, May 2, 2024
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (877) 407-9716

International dial-in number: (201) 493-6779

Conference ID: 13745690

Webcast: Climb’s Q1 2024 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings, adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of DataSolutions, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
Drew@ClimbGS.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2024	2023

ASSETS
Current assets
Cash and cash equivalents	$43,572	$36,295
Accounts receivable, net of allowance for doubtful accounts of $744 and $709, respectively	180,587	222,269
Inventory, net	1,865	3,741
Prepaid expenses and other current assets	6,619	6,755
Total current assets	232,643	269,060

Equipment and leasehold improvements, net	9,890	8,850
Goodwill	26,906	27,182
Other intangibles, net	25,920	26,930
Right-of-use assets, net	848	878
Accounts receivable long-term	752	797
Other assets	974	1,077
Deferred income tax assets	389	324
Total assets	$298,322	$335,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$213,221	$249,648
Lease liability, current portion	495	450
Term loan, current portion	545	540
Total current liabilities	214,261	250,638

Lease liability, net of current portion	771	879
Deferred income tax liabilities	5,492	5,554
Term loan, net of current portion	614	752
Non-current liabilities	735	2,505
Total liabilities	221,873	260,328

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,585,131 and 4,573,448 shares outstanding, respectively	53	53
Additional paid-in capital	35,170	34,647
Treasury stock, at cost, 699,369 and 711,052 shares, respectively	(12,724)	(12,623)
Retained earnings	55,190	53,215
Accumulated other comprehensive loss	(1,240)	(522)
Total stockholders’ equity	76,449	74,770
Total liabilities and stockholders’ equity	$298,322	$335,098

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2024	2023

Net sales	$92,422	$85,040

Cost of sales, excluding depreciation and amortization expense	75,402	69,831

Gross profit	17,020	15,209

Selling, general and administrative expenses	12,523	10,241
Depreciation & amortization expense	871	713
Acquisition related costs	123	22
Total selling, general and administrative expenses	13,517	10,976

Income from operations	3,503	4,233

Interest, net	203	112
Foreign currency transaction gain (loss)	(85)	44
Income before provision for income taxes	3,621	4,389
Provision for income taxes	890	1,065

Net income	$2,731	$3,324

Income per common share - Basic	$0.60	$0.74
Income per common share - Diluted	$0.60	$0.74

Weighted average common shares outstanding - Basic	4,438	4,366
Weighted average common shares outstanding - Diluted	4,438	4,366

Dividends paid per common share	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP) (1):

	Three months ended
	March 31,
	2024	2023

Net sales	$92,422	$85,040
Costs of sales related to sales where the Company is an agent	262,847	221,672
Adjusted gross billings (Non-GAAP)	$355,269	$306,712

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (2):

	Three months ended
	March 31,
	2024	2023

Net income	$2,731	$3,324
Provision for income taxes	890	1,065
Depreciation and amortization	871	713
Interest expense	101	28
EBITDA	4,593	5,130
Share-based compensation	822	529
Acquisition related costs	123	22
Adjusted EBITDA	$5,538	$5,681

	Three months ended
	March 31,
	2024	2023
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(6)	$(11)
Interest income	(298)	(129)
Interest expense	101	28
Interest, net	$(203)	$(112)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.